Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-78709, 33-60443 and 33-60449) of Katy
Industries, Inc. of our report dated April 11, 2003 relating to the consolidated financial statements of Katy Industries, Inc., which appears in this Form 10-K. We also consent to the incorporation be reference of our report dated April 11, 2003 relating to the financial statement schedule, which appears in this Form 10-K.


s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
April 11, 2003


                                       93